EXHIBIT 10

                        Consents of Independent Auditors
                                      and
                 Independent Registered Public Accounting Firm



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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-142483 of Ameritas Variable Separate Account VA-2 on Form N-4 of our report dated March 6, 2007, on the statutory financial statements of Ameritas Life Insurance Corp. appearing in the Statement of Additional Information which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
August 17, 2007


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-142483 of Ameritas Variable Separate Account VA-2 on Form N-4 of our report dated February 22, 2007, on the financial statements of Ameritas Variable Life Insurance Company Separate Account VA-2 appearing in the Statement of Additional Information which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
August 17, 2007